UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2018
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Varex Imaging Corporation (the “Company”) was held on February 15, 2018. The final results for the votes of the Annual Meeting regarding each proposal voted on at the Annual Meeting are set forth in the following tables. Each of these proposals is described in detail in the Company’s proxy statement on Schedule 14A filed on January 3, 2018.

Proposal One:

Erich R. Reinhardt was elected to serve as a director until the 2021 Annual Meeting of Stockholders by the majority of votes cast, excluding abstentions:

	For	Withheld Authority	Abstain	Broker Non-Votes
Erich R. Reinhardt	30,007,037	106,652	38,705	3,592,091

Proposal Two:

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018 was ratified by the majority of votes cast, including abstentions:

For	Against	Abstain
33,637,802	55,340	51,343

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: February 16, 2018	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary